Exhibit 10.4

CARTER VALIDUS MISSION CRITICAL REIT, INC. 2010 RESTRICTED SHARE PLAN

CARTER VALIDUS MISSION CRITICAL REIT, INC.

2010 RESTRICTED SHARE PLAN

1	PURPOSE

The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase or receive Shares or to receive compensation that is based upon appreciation in the value of Shares to Eligible Recipients in order to attract and retain Eligible Recipients and providing Eligible Recipients an incentive to work to increase the value of Shares and a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders. The Plan provides for the grant of Restricted Stock Awards and Deferred Stock Awards to aid the Company in obtaining these goals.

2	DEFINITIONS

Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and any Stock Incentive Agreements under this Plan (unless noted otherwise), and for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender. Note that some definitions may not be used in this Plan, and may be inserted here solely for possible use in Stock Incentive Agreements issued under this Plan.

2.1            Board means the Board of Directors of the Company.

2.2            Affiliate means, with respect to a Person:

  (a)        any other Person directly or indirectly owning, controlling or holding, with power to vote, 10% or more of the outstanding voting securities of such Person,

  (b)        any other Person, 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such Person,

  (c)        any other Person, directly or indirectly controlling, controlled by or under common control with such Person,

  (d)        any executive officer, director, trustee or general partner of such Person, and

  (e)        any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

With respect to the Company, an Affiliate shall include, but not be limited to, Carter/Validus REIT Investment Management, LLC, Carter/Validus Operating Partnership, LP, Carter Management Services, LLC, Carter/Validus Advisors, LLC, Strategic Capital Companies, LLC, and SC Distributors, LLC.

2.3            Business means the business of investing in income-producing commercial real estate in the medical, data center and educational sectors.

2.4            Cause shall mean an act or acts by an Eligible Recipient involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company or an Affiliate, (b) the breach of any contract with the Company or an Affiliate, (c) the violation of any fiduciary obligation to the Company or an Affiliate, (d) the unlawful trading in the securities of the Company or an Affiliate, or of another corporation based on information gained as a result of the performance of services for the Company or an Affiliate, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.

2.5            Change of Control means either of the following:

  (a)        any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all ( i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or

  (b)        any transaction pursuant to which persons who are not current stockholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the stockholders of the Company immediately prior to such transaction no longer have a controlling ( i.e. , 50% or more) voting interest in the Company.

However, notwithstanding the foregoing, in no event shall an Initial Public Offering of the Company’s Common Stock constitute a Change of Control.

2.6            Code means the Internal Revenue Code of 1986, as amended.

2.7            Committee means any committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee shall be comprised entirely of Directors.

2.8            Company means Carter Validus Mission Critical REIT, Inc., a Maryland corporation, and any successor to such organization.

2.9            Common Stock means the common stock of the Company.

2.10          Confidential Information means (a) information of the Company, to the extent not considered a Trade Secret under applicable law, that (i) relates to the business of the Company, (ii) possesses an element of value to the Company, (iii) is not generally known to the Company’s competitors, and (iv) would damage the Company if disclosed, and (b) information of any third party provided to the Company which the Company is obligated to treat as confidential, including, but not limited to, information provided to the Company by its licensors, suppliers, Customers, or Prospective Customers. Confidential Information includes, but is not limited to, (i) future business plans, (ii) the composition, description, schematic or design of products, future products or equipment of the Company or any third party, (iii) communication systems, audio systems, system designs and related documentation, (iv) advertising or marketing plans, (v) information regarding independent contractors, employees, clients, licensors, suppliers, Customers, Prospective Customers, or any third party, including, but not limited to, Customer lists and Prospective Customer lists compiled by the Company, and Customer and Prospective Customer information compiled by the Company, and (vi) information concerning the Company’s or a third party’s financial structure and methods and procedures of operation. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (ii) has been independently developed and disclosed by others without violating the legal rights of any party, or (iii) otherwise enters the public domain through lawful means.

2.11          Contact means, with respect to a Participant, any interaction between such Participant and a Customer or Prospective Customer which takes place in an effort to establish, maintain, and/or further a business relationship on behalf of the Company.

2.12          Continuous Service means the absence of any interruption or termination of service as an Employee or Key Person. Continuous Service shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence as approved by the Board or the chief executive officer of the Company provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between Company or an Affiliate, or any successors to such organization. However, notwithstanding anything in the foregoing to the contrary, the Board shall have complete and absolute discretion to determine whether an Employee or Key Person is in the Continuous Service of the Company or an Affiliate at any time.

2.13          Customer means any person or entity to whom the Company has sold its products or services.

2.14          Director means a member of the Board.

2.15          Effective Date means the “Effective Date” as set forth in Section 4 of this Plan.

2.16          Eligible Recipient means an Employee and/or a Key Person.

2.17          Employee means a common law employee of the Company or an Affiliate.

2.18          ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.19          Exchange Act means the Securities Exchange Act of 1934, as amended.

2.20          Fair Market Value of each Share on any date means the price determined below as of the close of business on such date ( provided, however , if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):

Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan

  (a)        If the Share is listed or traded on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Share (or the mean of the closing bid and ask prices, if no sales were reported), on such exchange or system on the date of such determination or, if the stock exchange or national market on which the Shares trade is not open on the date of determination, the last business day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

  (b)        If the Share is not listed or traded on any established stock exchange or a national market system, its Fair Market Value shall be the average of the closing dealer “bid” and “ask” prices of a Share as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or

  (c)        In the absence of an established public trading market for the Share, the Fair Market Value of a Share shall be determined in good faith by the Board.

2.21          Forfeiture Activities means, with respect to a Participant, any of the following:

  (a)        Trade Secrets & Confidential Information.    Such Participant (i) uses, discloses, or reverse engineers the Trade Secrets or the Confidential Information for any purpose other than the Company’s Business, except as authorized in writing by the Company; (ii) during the Participant’s employment with the Company, uses, discloses, or reverse engineers (a) any confidential information or trade secrets of any former employer or third party, or (b) any works of authorship developed in whole or in part by the Participant during any former employment or for any other party, unless authorized in writing by the former employer or third party; or (iii) after the Participant’s cessation of services for the Company, (a) retains Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form), which are in Participant’s possession or control, or (b) destroys, deletes, or alters the Trade Secrets or Confidential Information without the Company’s prior written consent. The Forfeiture Activities under this subsection (a) shall: (i) with regard to the Trade Secrets, remain in effect and be applicable as long as the information constitutes a Trade Secret under applicable law, and (ii) with regard to the Confidential Information, remain in effect and be applicable during the Forfeiture Period.

  (b)    Solicitation of Customers.    During the Forfeiture Period of such Participant, the Participant directly or indirectly solicits any Customer of the Company for the purpose of selling or providing any products or services competitive with the Business, provided that such Participant had Contact with such Customer during the period in which the Participant was employed by or performed services for the Company. Nothing in this subsection (b) shall be construed to include any Customer of the Company (i) to which such Participant never sold or provided any products or services while employed by or providing services to the Company, (ii) that explicitly severed its business relationship with the Company unless such Participant, directly or indirectly, caused or encouraged the Customer to sever the relationship, or (iii) to which Participant is selling or providing products or services the Company no longer offers.

  (c)        Solicitation of Prospective Customers.    During the Forfeiture Period of such Participant, the Participant, directly or indirectly, solicits any Prospective Customer of the Company for the purpose of selling or providing any products or services competitive with the Business, provided that such Participant had Contact with such Prospective Customer during the last year of the period in which Participant was employed by or performed services for the Company (or during such period if employed or providing services for less than a year). Nothing in this subsection (c) shall be construed to include Prospective Customers of the Company to which Participant is selling or providing any products or services which the Company no longer offers.

  (d)        Solicitation of Forfeiture Period Employees.    During the Forfeiture Period of such Participant, the Participant, directly or indirectly, solicits, recruits or induces any Forfeiture Period Employee to (a) terminate his employment or service relationship with the Company or (b) work for any other person or entity engaged in the Business. This subsection (d) shall only apply to Forfeiture Period Employees (i) with whom such Participant had Material Interaction, or (ii) such Participant, directly or indirectly, supervised.

  (e)        Non-Disparagement.     During the Forfeiture Period of such Participant, the Participant makes any disparaging or defamatory statements, whether written or oral, regarding the Company. This shall not preclude the Participant from responding truthfully to questions or requests for information to the government, a regulator or in a court of law in connection with a legal or regulatory investigation or proceeding.

Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan

2.22          Forfeiture Period means, with respect to a Participant, the time period during which such Participant is employed with, or is performing services for, the Company, and for a period of two (2) years thereafter.

2.23          Forfeiture Period Employee means any person who (a) is employed by or providing services to the Company at the time Participant ceases to perform services for the Company, or (b) was employed by or providing services to the Company during the last year in which Participant performed services for the Company (or during the period in which the Participant performed services for the Company if the Participant performed services for the Company for less than a year).

2.24          Good Reason shall exist if (i) the Company, without the consent of a Participant who is performing services for the Company, materially (a) diminishes such Participant’s base compensation, (b) diminishes such Participant’s authority, duties or responsibilities, (c) changes the geographic location at which such Participant must perform the services, or (d) breaches, whether by action or inaction, the agreement under which such Participant provides services; (ii) such Participant provides written notice to the Company of the existence of such condition described in subsection (i) of this paragraph within thirty (30) days of the initial existence of such condition and provides the Company with thirty (30) days to remedy such condition (the “Cure Period”); (iii) the Company fails to remedy such condition within the Cure Period; and (iv) Participant elects to resign within thirty (30) days of the expiration of the Cure Period.

2.25          Incumbent Directors means the individuals who, at the Effective Date, constitute the Board, and any person becoming a Director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination); provided, however , that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; and provided further , that, subject to the provisions of this Section, no person shall be deemed to be an Incumbent Director until such time as he or she takes office as a Director of the Company.

2.26          Independent Director means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the “Sponsor” (as that term is defined in the Company’s Charter, as amended) or the “Advisor” (as that term is defined in the Company’s Charter, as amended) by virtue of (a) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, (b) employment by the Sponsor, the Advisor or any of their Affiliates, (c) services as an officer or director of the Sponsor, the Advisor or any of their Affiliates, (d) performance of services, other than as a Director, for the Company, (e) services as a director or trustee of more than three REITs organized by the Sponsor or advised by the Advisor or (f) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. For this purpose, a business or professional relationship is considered “material” if the aggregate gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds five percent (5%) of either the Director’s annual gross income, derived from all sources, during either of the last two (2) years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother-in-law, father-in-law, son-in-law, or daughter-in-law, or brother-in-law or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

2.27          Initial Public Offering means the closing of the Company’s initial public offering of any class or series of the Company’s equity securities pursuant to an effective registration statement filed by the Company under the 1933 Act.

2.28          Insider means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan

2.29          Key Person means (a) a member of the Board or a member of management of an Affiliate who is not an Employee, or (b) a consultant or advisor of the Company or an Affiliate; provided, however , that such consultant or advisor must be a natural person who is providing or will be providing bona fide services to the Company or an Affiliate, with such services (i) not being in connection with the offer or sale of securities in a capital-raising transaction, and (ii) not directly or indirectly promoting or maintaining a market for securities of the Company or an Affiliate, within the meaning of the general instructions to SEC Form S-8.

2.30          Material Interaction means, with respect to a Participant, any interaction between such Participant and a Forfeiture Period Employee which relates or related, directly or indirectly, to the performance of such Participant’s duties or the Forfeiture Period Employee’s duties for the Company.

2.31          Outside Director means a Director who is not an Employee and who qualifies as (a) a “non-employee director” under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time, and (b) an “outside director” under Code §162(m) and the regulations promulgated thereunder.

2.32          Participant means an individual who receives a Stock Incentive hereunder.

2.33          Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Code §162(m).

2.34          Person means any individual, partnership, corporation, association, trust, limited liability company or other legal entity.

2.35          Plan means the Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan, as may be amended from time to time.

2.36          Prospective Customer means any person or entity to which the Company has solicited to sell its products or services.

2.37          Restricted Stock Award means an award of Shares granted to a Participant under this Plan whereby the Participant has immediate rights of ownership in the Shares underlying the award, but such Shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Stock Incentive Agreement pertaining to the award and may be subject to forfeiture by the Participant until the earlier of (a) the time such restrictions lapse or are satisfied, or (b) the time such shares are forfeited, pursuant to the terms and provisions of the Stock Incentive Agreement pertaining to the award.

2.38          Deferred Stock Award means a contractual right granted to a Participant under this Plan to receive a Share that is subject to restrictions of this Plan and the applicable Stock Incentive Agreement.

2.39          Share means a share of the Common Stock of the Company.

2.40          Stock Incentive means a Restricted Stock Award or a Deferred Stock Award.

2.41          Stock Incentive Agreement means an agreement between the Company, and a Participant evidencing an award of a Stock Incentive.

2.42          Trade Secrets means information of the Company, and its licensors, suppliers, clients and customers, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, a list of actual Customers, clients, licensors, or suppliers, or a list of Prospective Customers, clients, licensors, or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

3	SHARES SUBJECT TO STOCK INCENTIVES

3.1            Maximum Aggregate Shares Issuable Pursuant to Stock Incentives.    The total number of Shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed the sum of One Hundred Fifty Thousand (150,000), as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, from Shares which have been reacquired by the Company, from Shares paid to the Company pursuant to the exercise of Stock Incentives issued under the Plan, or from Shares withheld by the Company for payment of taxes.

Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan

3.2            Determination of Maximum Aggregate Shares Issuable.    Any Shares subject to a Stock Incentive that remain un-issued after the cancellation, expiration, lapse or exchange of such Stock Incentive thereafter shall again become available for use under this Plan.

3.3            Code §162(m) Participant Limitation.    Notwithstanding anything herein to the contrary, no Participant may be granted Stock Incentives covering an aggregate number of Shares in excess of One Hundred Thousand (100,000) in any calendar year, and any Shares subject to a Stock Incentive which again become available for use under this Plan after the cancellation, expiration or exchange of such Stock Incentive thereafter shall continue to be counted in applying this calendar year Participant limitation.

4	EFFECTIVE DATE

The Effective Date of this Plan shall be the date it is adopted by the Board, or such delayed effective date as the Board may specify, as noted in resolutions effectuating such adoption. This Plan shall be subject to the approval of the stockholders of the Company within twelve (12) months after the date on which this Plan is adopted by the Board, disregarding any contingencies or delayed effective date relative to such adoption. In the event that stockholder approval of this Plan is not obtained, or in the event that this Plan is not subjected to the approval of the stockholders, then any Stock Incentives granted under this Plan shall nonetheless be deemed granted pursuant to the authority of the Board; provided, however , should this Plan be rejected by the stockholders after being submitted to the stockholders for their approval, the Plan shall immediately terminate at that time, and no further grants shall be made under this Plan thereafter. In addition, in the event that stockholder approval of this Plan is not obtained, any Stock Incentives intended to meet the performance-based compensation exception of Code §162(m)(4)(C) may not meet such exception.

5	ADMINISTRATION

5.1            General Administration.    This Plan shall be administered by the Board. The Board, acting in its complete and absolute discretion, shall exercise all such powers and take all such action as it deems necessary or desirable to carry out the purposes of this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board’s actions shall be binding on the Company, on each affected Eligible Recipient, and on each other person directly or indirectly affected by such actions.

5.2            Authority of the Board.    Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Eligible Recipients who shall participate in the Plan, to determine the sizes and types of Stock Incentives in a manner consistent with the Plan, to determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Stock Incentives as allowed under the Plan and such Stock Incentives. Further, the Board may make all other determinations that may be necessary or advisable for the administration of the Plan.

5.3            Delegation of Authority.    The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than one (1) Director or to one or more other persons to whom the powers of the Board hereunder may be delegated in accordance with applicable law. The members of the Committee and any other persons to whom authority has been delegated shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee or other delegate (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee or other delegate shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee or other delegate where the Board has delegated its authority to the Committee or other delegate, and any action by the Committee or other delegate pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part. With respect to Committee appointments and composition, only a Committee (or a subcommittee thereof) comprised solely of two (2) or more Outside Directors may grant Stock Incentives that will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Stock Incentives to Insiders that will be exempt from Section 16(b) of the Exchange Act.

Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan

5.4            Decisions Binding.    All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Eligible Recipients, Participants, and their estates and beneficiaries.

5.5            Indemnification for Decisions.    No member of the Board or the Committee (or a subcommittee thereof) shall be liable in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided , that the Board has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company. Service on the Committee (or a subcommittee thereof) shall constitute service as a Director of the Company so that the members of the Committee (or a subcommittee thereof) shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to its articles of incorporation, bylaws and applicable law. In addition, the members of the Board, Committee (or a subcommittee thereof) shall be indemnified by the Company against the following losses or liabilities reasonably incurred in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Board has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company: (a) the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Stock Incentive granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. The Company shall not indemnify or hold harmless the member of the Board or the Committee (or a subcommittee thereof) if: (a) in the case of a Director (other than an independent Director of the Company), the loss or liability was the result of negligence or misconduct by the Director, or (b) in the case that the Director is an independent Director of the Company, the loss or liability was the result of gross negligence or willful misconduct by the Director. Any indemnification of expenses or agreement to hold harmless may be paid only out of the net assets of the Company, and no portion may be recoverable from the stockholders of the Company.

5.6            Majority Rule.    A majority of the members of the Board (or its delegate) shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Board (or its delegate), shall constitute action of the Board.

6	ELIGIBILITY

6.1            General Eligibility for Awards.    Eligible Recipients selected by the Board shall be eligible for the grant of Stock Incentives under this Plan, but no Eligible Recipient shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an Eligible Recipient.

6.2            Automatic Restricted Share Awards to Independent Directors.    As of the date of each annual stockholders’ meeting, each Independent Director determined as of such date shall be granted a Restricted Stock Award of Three Thousand (3,000) shares subject to the provisions of Section 7.2 herein. Restricted Stock Awards granted under this Section 6.2 shall contain such terms and provisions as the Board may determine; provided, however, recipients of such Restricted Stock Awards shall become vested in the Shares subject to such award at the rate of twenty-five percent (25%) as of each anniversary of the date of grant of such Shares if the recipient is still an Independent Director or performing services for the Company or an Affiliate as of such date.

7	TERMS OF STOCK INCENTIVES

7.1            Terms & Conditions of All Stock Incentives.

  ( a )        Grants of Stock Incentives.    The Board, in its complete and absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives. Stock Incentives shall be granted to Eligible Recipients selected by the Board, and the Board shall be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Eligible Recipients, or to grant all Stock Incentives subject to the same terms and conditions.

Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan

  ( b )        Shares Subject to Stock Incentives.    The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Board in its complete and absolute discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan.

  ( c )        Stock Incentive Agreements.    Each Stock Incentive shall be evidenced by a Stock Incentive Agreement executed by the Company or an Affiliate, and the Participant, which shall be in such form and contain such terms and conditions as the Board in its complete and absolute discretion may, subject to the provisions of the Plan, from time to time determine.

  ( d )        Date of Grant.    The date a Stock Incentive is granted shall be the date on which the Board (1) has approved the terms and conditions of the Stock Incentive Agreement, (2) has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive, (3) has taken all such other action necessary to direct the grant of the Stock Incentive, and (4) if applicable, any conditions imposed on such grant by the Board have been fulfilled.

7.2            Terms & Conditions of Restricted Stock Awards.

  (a)        Grants of Restricted Stock Awards . Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions (if any) as determined by the Board for periods determined by the Board. Restricted Stock Awards issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon the attainment (as determined by the Board) of performance goals established pursuant to the business criteria listed in Section 13, or based upon any other criteria that the Board may determine appropriate. Any Restricted Stock Award with restrictions that lapse based on the attainment of performance goals must be granted by a Committee, must have its performance goals determined by such a Committee based upon one or more of the business criteria listed in Section 13, and must have the attainment of such performance goals certified in writing by such a Committee in order to meet the Performance-Based Exception. Shares awarded pursuant to a Restricted Stock Award may be forfeited to the extent that a Participant fails to satisfy the applicable conditions or restrictions during the period of restriction. The Company may retain the certificates representing Shares subject to a Restricted Stock Award in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. The Board may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment; provided, however , if the Participant holding a Restricted Stock Award receives a hardship distribution from a Code §401(k) plan of the Company or an Affiliate, the Participant may not pay any amount for such Restricted Stock Award during the six (6) month period following the hardship distribution, unless the Company determines that such payment would not jeopardize the tax-qualification of the Code §401(k) plan.

  (b)        Acceleration of Award .. The Board shall have the power to permit, in its complete and absolute discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant as part of a Restricted Stock Award.

  (c)        Necessity of Stock Incentive Agreement.    Each grant of a Restricted Stock Award shall be evidenced by a Stock Incentive Agreement that shall specify the terms, conditions and restrictions regarding the Shares awarded to a Participant, and shall incorporate such other terms and conditions as the Board, acting in its complete and absolute discretion, deems consistent with the terms of this Plan. The Board shall have complete and absolute discretion to modify the terms and provisions of Restricted Stock Awards in accordance with Section 12 of this Plan.

  (d)        Restrictions on Shares Awarded.    Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Restricted Stock Award as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions or limitations or other provisions that would be applied to stockholders under any applicable agreement among the stockholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan

  (e)        Transferability of Restricted Stock Awards.    A Restricted Stock Award may not be transferred by the holder Participant, except (A) upon the death of the holder Participant, a Restricted Stock Award may be transferred by will or by the laws of descent and distribution, (B) a Restricted Stock Award may, unless the applicable Stock Incentive Agreement provides otherwise, be transferred at any time as a bona fide gift or through a domestic relations order to any “family member” (as determined by the Board) of the Participant; provided, however , that the transferee must be bound by all terms and provisions of the underlying Restricted Stock Award, and (C) a Restricted Stock Award may be transferred at any time following the lapse of all restrictions on transferability of the Restricted Stock Award. Notwithstanding the foregoing, a Stock Incentive Agreement may provide for more limited transferability than is described above.

  (f)        Voting, Dividend & Other Rights . Unless the applicable Stock Incentive Agreement expressly provides otherwise, holders of Restricted Stock Awards shall, with respect to the Shares subject to such Stock Incentive Agreement, be entitled (1) to vote such Shares, and (2) to receive any dividends declared upon such Shares, during any period of restriction imposed by the Stock Incentive Agreement, but shall not be entitled (1) to vote such Shares, or (2) to receive any dividends declared upon such Shares, on or after the date on which Shares are forfeited pursuant to such Stock Incentive Agreement.

7.3            Terms & Conditions of Deferred Stock Awards.

(a)        Grants of Deferred Stock Awards.    A Deferred Stock Award shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Board in the Stock Incentive Agreement evidencing such award. Deferred Stock Awards issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Board may determine appropriate. The Board may require a cash payment from the Participant in exchange for the grant of Deferred Stock Awards or may grant Deferred Stock Awards without the requirement of a cash payment; provided, however , if a Participant holding a Deferred Stock Award receives a hardship distribution from a Code §401(k) plan of the Company or an Affiliate, no payment for the Deferred Stock Award may be made by the Participant during the six (6) month period following the hardship distribution, unless the Company determines that such payment would not jeopardize the tax-qualification of the Code §401(k) plan.

(b)        Vesting of Deferred Stock Awards ..    The Board may establish a vesting schedule applicable to a Deferred Stock Award and may specify the times, vesting and performance goal requirements that may be applicable to a Deferred Stock Award. Until the end of the period(s) of time specified in any such vesting schedule and/or the satisfaction of any such performance criteria, the Deferred Stock Awards subject to such Stock Incentive Agreement shall remain subject to forfeiture.

(c)        Acceleration of Award.    The Board shall have the power to permit, in its complete and absolute discretion, an acceleration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Deferred Stock Awards awarded to a Participant.

(d)        Necessity of Stock Incentive Agreement.    Each grant of Deferred Stock Award(s) shall be evidenced by a Stock Incentive Agreement that shall specify the terms, conditions and restrictions regarding the Participant’s right to receive Share(s) in the future, and shall incorporate such other terms and conditions as the Board, acting in its complete and absolute discretion, deems consistent with the terms of this Plan. The Board shall have complete and absolute discretion to modify the terms and provisions of Deferred Stock Award(s) in accordance with Section 12 of this Plan.

(e)        Transferability of Deferred Stock Awards.    Except as otherwise provided in a Participant’s Deferred Stock Award Award, no Deferred Stock Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution. Notwithstanding the foregoing, a Stock Incentive Agreement may provide for more limited transferability than is described above.

(f)        Voting, Dividend & Other Rights.    Unless the applicable Stock Incentive Agreement provides otherwise, holders of Deferred Stock Awards shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Deferred Stock Awards.

(g)        Code §409A Requirements.    A Deferred Stock Award must meet certain restrictions contained in Code §409A if it is to avoid taxation under Code §409A as a “nonqualified deferred compensation plan.” Grants of Deferred Stock Awards under this Plan should be made with consideration of the impact of Code §409A with respect to such grant upon both the Company and the recipient of the Deferred Stock Award.

Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan

(h)        No ERISA Employee Benefit Plan Created.    Except to the extent that the Board expressly determines otherwise in resolutions, a Deferred Stock Award must contain terms and provisions designed to ensure that the Deferred Stock Award will not be considered an “employee benefit plan” as defined in ERISA §3(3).

(i)        Restrictions on Shares Awarded.    Shares awarded pursuant to Deferred Stock Awards shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Deferred Stock Award as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, restrictions or limitations or other provisions that would be applied to stockholders under any applicable agreement among the stockholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

8	SECURITIES REGULATION

Each Stock Incentive Agreement may provide that, upon the receipt of Shares as a result of the exercise of a Stock Incentive or otherwise, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Incentive Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended (“1933 Act”), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise of a Stock Incentive granted under this Plan may at the complete and absolute discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. The Company shall not be required to issue any Shares under any Stock Incentive if the issuance of such Shares would constitute a violation by the Participant, the Company or any other person of any provisions of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Shares pursuant hereto or pursuant to a grant of a Stock Incentive to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that Shares may not be issued pursuant to a Stock Incentive unless and until the Shares covered by such grant are registered or are exempt from registration, the issuance of Shares pursuant to such grant (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

9	LIFE OF PLAN

No Stock Incentive shall be granted under this Plan on or after the earlier of:

9.1            the tenth (10 th ) anniversary of the Effective Date of this Plan, or

9.2            the date on which all of the Shares available for issuance under Section 3 of this Plan have (as a result of the lapse of all restrictions under Restricted Stock Awards granted under this Plan, or vesting and payment of all Deferred Stock Awards granted under this Plan) been issued or no longer are available for use under this Plan.

After such date, this Plan shall continue in effect with respect to any then-outstanding Stock Incentives until (1) all Restricted Stock Awards have vested or been forfeited, and (2) all Deferred Stock Awards have vested and been paid or been forfeited.

Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan

10	ADJUSTMENT

Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3 of this Plan, the limit on the number of Shares that may be granted during a calendar year to any Eligible Recipient under Section 3 of this Plan, and the number of Shares subject to Stock Incentives granted under this Plan may be adjusted by the Board in its complete and absolute discretion in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits; provided, however , that the Board shall be required to make such adjustments if such change in the capitalization of the Company constitutes an “equity restructuring” as defined in FASB ASC §718-10-20. Furthermore, the Board shall have the right to, and may in its complete and absolute discretion, adjust the number of Shares reserved under Section 3, and the number of Shares subject to Stock Incentives granted under this Plan; provided, how ever, that the Board shall be required to make such adjustments if such corporate transaction constitutes an “equity restructuring” as defined in FASB ASC §718-10-20. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

11	CHANGE OF CONTROL OF COMPANY

11.1            General Rule for Deferred Stock Awards.    Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Deferred Stock Awards granted under this Plan, with respect to any Deferred Stock Award granted under this Plan that is not so assumed or substituted (a “Non-Assumed RSU”), the Committee, in its complete and absolute discretion, may, with respect to any or all of such Non-Assumed RSUs, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the twenty-five (25) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

  (a)        Accelerate the vesting of such Non-Assumed RSU on or before a specified Action Effective Date; and/or

  (b)        Unilaterally cancel any such Non-Assumed RSU which has not vested as of a specified Action Effective Date; and/or

  (c)        Unilaterally cancel such Non-Assumed RSU as of a specified Action Effective Date in exchange for:

(1)            whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that are equal to the number of Shares subject to such Non-Assumed RSU determined as of such Action Effective Date (taking into account vesting); and/or

(2)            cash or other property equal in value to the Fair Market Value of the Shares (or fractional Shares) subject to such Non-Assumed RSU determined as of such Action Effective Date (taking into account vesting); and/or

  (d)    Unilaterally cancel such Non-Assumed RSU as of a specified Action Effective Date and notify the holder of such RSU of such action, but only if the Fair Market Value of the Shares that were subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting) is zero.

However, notwithstanding the foregoing, to the extent that the Participant holding a Non-Assumed RSU is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an RSU.

Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan

11.2            General Rule for Other Stock Incentive Agreements . If a Change of Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive shall be governed by applicable law and the documents effectuating the Change of Control.

12	AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however , stockholder approval of an amendment to the Plan may be necessary (1) in order for the Plan to continue to be able to issue Stock Incentives which meet the Performance-Based Exception pursuant to Treas. Reg. §1.162-27(e)(2)(vi), and (2) in order for the Plan to comply with rules promulgated by an established stock exchange or a national market system, and, in all cases, the Board shall determine whether approval by the stockholders shall be requested and/or required in its complete and absolute discretion after due consideration of such matters. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if (a) the modification, amendment or cancellation does not diminish the rights or benefits of the Participant under the Stock Incentive ( provided, however , that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive), (b) the Participant consents in writing to such modification, amendment or cancellation, (c) there is a dissolution or liquidation of the Company, (d) this Plan and/or the Stock Incentive Agreement expressly provides for such modification, amendment or cancellation, or (e) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law. ( See also Section 4 for a special provision providing for automatic termination of this Plan in certain circumstances.)

13	PERFORMANCE CRITERIA FOR PERFORMANCE-BASED EXCEPTION

13.1            Performance Goal Business Criteria.    The following performance measure(s) must be used by a Committee composed of solely two (2) or more Outside Directors to determine the degree of payout and/or vesting with respect to a Stock Incentive granted pursuant to this Plan in order for such Stock Incentive to qualify for the Performance-Based Exception:

  (a)        Earnings per share;

  (b)        Net income (before or after taxes);

  (c)        Return measures (including, but not limited to, return on assets, equity or sales);

  (d)        Cash flow return on investments which equals net cash flows divided by owners equity;

  (e)        Earnings before or after taxes, depreciation and/or amortization;

  (f)        Gross revenues;

  (g)        Operating income (before or after taxes);

  (h)        Total stockholder returns;

  (i)        Corporate performance indicators (indices based on the level of certain services provided to customers);

  (j)        Achievement of sales targets;

  (k)        Completion of acquisitions;

  (l)        Cash generation, profit and/or revenue targets;

  (m)        Growth measures, including revenue growth, as compared with a peer group or other benchmark;

  (n)        Share price (including, but not limited to, growth measures and total stockholder return); and/or

  (o)        Pre-tax profits.

The Board may propose for stockholder vote and stockholder approval a change in these general performance measures set forth in this Section at any time.

Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan

13.2            Discretion in Formulation of Performance Goals.    Unless an applicable Stock Incentive Agreement expressly provides otherwise, the Board shall have the complete and absolute discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however , that Stock Incentives that are to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the complete and absolute discretion to adjust such Stock Incentives downward).

13.3            Payment upon Achievement of Performance Goals.    Any Stock Incentive that is to qualify for the Performance-Based Exception shall be earned, vested and payable only upon the achievement of performance goals established by a Committee composed solely of two (2) or more Outside Directors based upon one or more of the Performance Goal Business Criteria listed in Section 13.1 above; provided, however, the Committee may provide, either in connection with the grant of the Stock Incentive or by an amendment thereafter, that achievement of such performance goals will be waived upon the death or disability of the Participant receiving such Stock Incentive or upon a Change of Control of the Company. Any payment of a Stock Incentive that is to qualify for the Performance-Based Exception shall be conditioned on the written certification of the Committee that such performance goals were satisfied.

13.4            Performance Periods.    The Board shall have the complete and absolute discretion to determine the period during which any performance goal must be attained with respect to a Stock Incentive. Such period may be of any length, and, for Stock Incentives that are to qualify for the Performance-Based Exception, must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria is not in any event set after 25% or more of such period has elapsed).

13.5            Modifications to Performance Goal Business Criteria.    In the event that the applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures noted above without obtaining stockholder approval of such changes, the Board shall have complete and absolute discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Board determines that it is advisable to grant Stock Incentives that shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code §162(m) and without regard to the provisions of this Section 13; otherwise, a Committee composed exclusively of two (2) of more Outside Directors must make such grants.

14	MISCELLANEOUS

14.1            Stockholder Rights.    No Participant shall have any rights as a stockholder of the Company as a result of the grant of a Stock Incentive to him or to her under this Plan until the Shares subject to such Stock Incentive have been recorded on the Company’s official stockholder records as having been issued and transferred to such Participant. Upon the grant of a Stock Incentive and, if applicable, grant of Shares thereunder, the Company will have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance and transfer.

14.2            No Guarantee of Continued Relationship.    The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment or a contract to perform services and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.

14.3            Withholding.     The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Stock Incentive, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a Stock Incentive. Whenever Shares are to be issued to a Participant upon satisfaction of conditions under a Deferred Stock Award, or grant of (if a Code §83(b) election is properly made) or substantial vesting of a Restricted Stock Award, the Company shall have the right to require the Participant to remit to the Company, as a condition to the fulfillment of the Deferred Stock Award, or as a condition to the grant (if a Code §83(b) election is properly made) or substantial vesting of the Restricted Stock Award, an amount in cash (or, unless the Stock Incentive Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of such satisfaction of conditions, or grant (if a Code §83(b) election is properly made) or substantial vesting. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Incentive. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to or less than the minimum amount of taxes required to be withheld.

Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan

14.4            Unfunded Plan.    To the extent that cash or property is payable to a participant under this Plan, such cash or property will be paid by the Company from its general assets, and any person entitled to such a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company. Shares to be distributed hereunder will be issued directly by the Company from its authorized but unissued or “treasury” stock or a combination thereof. The Company will not be required to segregate on its books or otherwise establish any funding procedure for the amount to be used for the payment of benefits under the Plan. If, however, the Company determines to reserve Shares or other assets to discharge its obligations hereunder, such reservation will not be deemed to create a trust or other funded arrangement.

14.5            No Fiduciary Relationship.    Nothing contained in this Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company or an Affiliate and any Participant or executor, administrator, or other personal representative or designated beneficiary of such Participant or any other persons.

14.6            Relationship to Other Compensation Plans.    The adoption of this Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or an Affiliate, nor shall the adoption of this Plan preclude the Company or an Affiliate from establishing any other form of incentive or other compensation plan for Employees or Key Persons of the Company or an Affiliate.

14.7            Governing Law.    The granting of Stock Incentives under this Plan, and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required by applicable law. Specifically, the laws of the State of Maryland shall govern this Plan and any Stock Incentive Agreement issued hereunder. If Maryland’s conflict of law rules would apply another state’s laws, the laws of the State of Maryland shall still govern.

Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan